As filed with the Securities and Exchange Commission on February 28, 2007

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPTOR PHARMACEUTICALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0379350
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9 Commercial Blvd., Suite 200

Novato, California 94949

(Address of Principal Executive Offices)

Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan

(Full title of the Plan)

Kim Tsuchimoto, CFO, Treasurer and Secretary

Raptor Pharmaceuticals Corp.

9 Commercial Blvd., Suite 200

Novato, California 94949

(Name and Address of Agent For Service)

(415) 382-1390

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Siobhan McBreen Burke, Esq.

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Blvd.

Los Angeles, California

(213) 683-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, available for issuance under the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan, as amended	6,000,000	$0.64	$3,840,000	$410.88	(2)

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Raptor Pharmaceuticals Corp. Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices for a share of common stock of Raptor Pharmaceuticals Corp. (RPTP) as reported on the Over-The-Counter Bulletin Board on February 27, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*      Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (“SEC”) are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a)	The Registrant’s Annual Report on Form 10-KSB for the period from September 8, 2005 (inception) to August 31, 2006 filed with the SEC on November 11, 2006
(b)	The Registrant’s Amended Annual Report on Form 10-KSB/A for the period from September 8, 2005 (inception) to August 31, 2006 filed with the SEC on January 18, 2007
(c)	The Registrant’s Quarterly Report on Form 10-QSB for the period from September 1, 2006 to November 30, 2006 filed with the SEC on January 12, 2007
(d)	The Registrant’s Amended Quarterly Report on Form 10-QSB/A for the period from September 8, 2005 (inception) to November 30, 2006 filed with the SEC on January 25, 2007.
(e)

Description of Registrant’s Common Stock which is contained in Registrant’s Registration Statement on Form SB-2 declared effective by the SEC on July 10, 2006 including any amendment or report filed for the purposes of updating such description

(f)	The Registrant’s Current Report on Form 8-K filed with the SEC on September 11, 2006
(g)	The Registrant’s Current Report on Form 8-K filed with the SEC on November 7, 2006

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is made to the Amended and Restated Certificate of Incorporation, including the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, of the Registrant (together, the “Certificate”), the Amended and Restated Bylaws of the Registrant (the “Bylaws”); and Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the Registrant’s directors and officers.

The indemnification provisions in the Registrant’s Certificate and Bylaws may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.

Reference is made to the following document incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere the Registrant’s Amended and Restated Certificate of Incorporation, filed as Schedule B to the Registrant’s Information Statement filed on with the SEC on May 17, 2006.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1(A)	Amended and Restated Certificate of Incorporation
4.2(A)	Bylaws adopted on May 4, 2006
4.3*	Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan, as amended
4.4(B)	Form of Incentive Stock Option Agreement under the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan
4.5(B)	Form of Non-Qualified Stock Option Agreement under the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan
5.1*	Opinion of Paul Hastings Janofsky and Walker LLP
23.1*	Consent of Burr, Pilger & Mayer, LLP
23.2*	Consent of Paul Hastings Janofsky and Walker LLP (contained in Exhibit 5.1 of this Registration Statement)
24.1*	Power of Attorney (contained on the Signature page of this Registration Statement)

* Filed herewith

(A)	The document referred to hereby is incorporated by reference from Registrant’s Schedule 14C Information Statement filed on May 17, 2006.
(B)	The document referred to hereby is incorporated by reference from Registrant’s Current Report on Form 8-K filed on August 25, 2006.

Item 9. Undertakings.

A.	Undertakings required by Item 512(a) of Regulation S-K.

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.	Undertakings required by Item 512(b) of Regulation S-K.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Undertakings required by Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 28th day of February, 2007

RAPTOR PHARMACEUTICALS CORP.

By:	/s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the Registrant, and the undersigned directors and officers of the Registrant hereby constitute and appoint Christopher M. Starr, Ph.D. or Kim R. Tsuchimoto as his true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher M. Starr Christopher M. Starr, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2007

/s/ Kim R. Tsuchimoto Kim R. Tsuchimoto, C.P.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2007

/s/ Erich Sager Erich Sager	Director	February 28, 2007

/s/ Raymond W. Anderson Raymond W. Anderson	Director	February 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1(A)	Amended and Restated Certificate of Incorporation
4.2(A)	Bylaws adopted on May 4, 2006
4.3*	Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan, as amended
4.4(B)	Form of Incentive Stock Option Agreement under the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan
4.5(B)	Form of Non-Qualified Stock Option Agreement under the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan
5.1*	Opinion of Paul Hastings Janofsky and Walker LLP
23.1*	Consent of Burr, Pilger & Mayer, LLP
23.2*	Consent of Paul Hastings Janofsky and Walker LLP (contained in Exhibit 5.1 of this Registration Statement)
24.1*	Power of Attorney (contained on the Signature page of this Registration Statement)

* Filed herewith

(A)	The document referred to hereby is incorporated by reference from Registrant’s Schedule 14C Information Statement filed on May 17, 2006.
(B)	The document referred to hereby is incorporated by reference from Registrant’s Current Report on Form 8-K filed on August 25, 2006.